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EXHIBIT 3.1(l)

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION OF
BROKEN ARROW PETROLEUM & POWER TECHNOLOGIES, INC.

        First: The name of the Corporation is:

        BROKEN ARROW PETROLEUM & POWER TECHNOLOGIES, INC.

        Second: Its Registered Office in the State of Delaware is to be located at 9 East Louckerman Street, in the City of Dover, County of Kent, Zip Code 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

        Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        Fourth: The amount of the total authorized capital stock of this corporation is One Thousand (1000) divided into One Class, namely Common Stock, all having No Par Value.

        Fifth: The corporation is to have perpetual existence.

        Sixth: The number of Directors constituting the initial Board of Directors of the Corporation is Three (3), and the names and addresses of the person(s) who are to serve as Director(s) until the first annual meeting of the Stockholder(s) or until their successors are elected and qualify are:

  Garry McHenry, 110403 NW 59th Place, Parkland FL 33076
  John F. Passalaqua, 4055 Wetzel Road, Liverpool, NY 13090
  Celso Suarez, P.O. Box 701008, Houston, TX 77270

        Seventh: The name and mailing address of the incorporator is as follows:

  David L. Surina, 931 W. 75th Street, Ste. #137-317, Naperville, IL 60565

        Eighth: The liability of the officers and directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of Delaware, as amended.

        I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 20th day of September, A.D. 2000.

/s/ DAVID L SURINA David L. Surina, Incorporator

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  EXHIBIT 3.1(l)
STATE OF DELAWARE CERTIFICATE OF INCORPORATION OF BROKEN ARROW PETROLEUM & POWER TECHNOLOGIES, INC.